QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-70532, 333-88766, 333-106003, 333-114919, 333-121217, 333-123392, 333-155261, 333-166114, 333-168634, 333-192282, 333-193067) of United Online, Inc. of our report dated March 12, 2014, except for the effects of the revision described in Note 1 to the consolidated financial statements and the matters described in the penultimate paragraph of Management's Report on Internal Control Over Financial Reporting as to which the date is September 4, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
September 4, 2014

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM